Exhibit 99.2

P.O. Box 25099 • Richmond, VA 23260 • Phone: (804) 359-9311 • Fax: (804) 254-3594

PRESS RELEASE

CONTACT:	Karen M. L. Whelan	RELEASE: Immediately
Phone: (804) 359-9311
Fax: (804) 254-3594
Email: investor@universalleaf.com

Universal Corporation Announces Bank Facility Amendment

Richmond, VA, March 29, 2006 / PRNEWSWIRE

Universal Corporation (NYSE:UVV) announced today that the Company has successfully amended its $500 million revolving credit facility. Wachovia Bank, National Association, as Administrative Agent for the revolving credit facility, arranged the amendment. In addition, the Company announced that because of its successful issuance of 6.75% convertible perpetual preferred stock, it is no longer seeking a term loan from its bank group as previously disclosed in its Form 10-Q filing for the quarter ended December 31, 2005.

Universal Corporation is a diversified company with operations in tobacco, lumber, and agri-products. Universal Corporation’s revenues for the fiscal year that ended on March 31, 2005, were approximately $3.3 billion. For more information on Universal Corporation, visit its web site at www.universalcorp.com.

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